UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 19345

Date of Report (Date of earliest event reported): April 18, 2022

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective as of April 18, 2022, Camber Energy, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Discover Growth Fund, LLC, and Antilles Family Office, LLC (collectively the “Investors”), pursuant to which the Company agreed to settle claims asserted by the Investors in the Verified Complaint filed by the Investors against the Company in the United States District Court (the “Court”) for the Southern District of Texas (Case No. 4:22-cv-755) on or about March 9, 2022, which complaint alleged that the Company breached its Stock Purchase Agreements with the Investors, pursuant to which the Investors had purchased shares of Series C Redeemable Convertible Preferred Stock and Series G Redeemable Convertible Preferred Stock of the Company (collectively the “Preferred Stock”), by failing to timely file all reports required to be filed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditioned upon the Court approving the Settlement Agreement, the Company and its transfer agent are required to issue “free-trading” shares of Company common stock to the Investors without restrictive legend pursuant to the conversion terms in the Certificates of the Designation governing the Preferred Stock. The Investors and the Company are required to jointly request a stipulated order (a) finding that (i) under Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”) that the exchange of Preferred Stock for shares of Company common stock provided for in the Settlement Agreement is fair, (ii) the shares of Company common stock issued upon conversion of the shares of Preferred Stock previously purchased by the Investors are not required to be registered under the Securities Act, and (iii) the Investors are not required to register as dealers pursuant to Section 15(b) of the Exchange Act; (b) requiring 500,000,000 shares of Company common stock to be reserved for issuance on conversion of all shares Preferred Stock currently held by the Investors, or which the Investors are entitled to acquire under their purchase agreements; and (c) requiring the immediate issuance of free-trading shares of Company common stock on delivery of a conversion request regarding shares of Preferred Stock. On April 18, 2022, the parties submitted that stipulated order to the Court for approval. No payments are due to the Investors pursuant to the Settlement Agreement, and the number of shares of common stock to be issued to the Investors upon conversion of the Preferred Stock will be calculated pursuant to the terms of the applicable Certificate of Designation, the terms of which have not been modified by the Settlement Agreement.

The Stock Purchase Agreements between the Investors and the Company remain in full force and effect, as do the Promissory Notes executed and delivered by Antilles Family Office, LLC (“Antilles”) in favor of the Company (the “Antilles Notes”). Among other things, (i) Antilles shall not be entitled to sell or convert any Series G Redeemable Convertible Preferred Stock unless Antilles has paid all amounts owing under the Antilles Notes, and (ii) the Company is still entitled to redeem the remaining Series G Redeemable Convertible Preferred Stock pursuant to the terms of the Stock Purchase Agreements and/or Antilles Notes.

The foregoing description of the terms of the Settlement Agreement is subject to, and qualified in its entirety by, the terms of the Settlement Agreement, which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement by and between Camber Energy, Inc., Discover Growth Fund, LLC, and Antilles Family Office, LLC

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camber Energy, Inc.

Date: April 19, 2022	By:	/s/ James Doris
	Name:	James Doris
	Title:	President & CEO

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